NATION ENERGY INC.
11th Floor, 609 West Hastings Street
Vancouver, BC V6B 4W4
Telephone: (800) 400-3969
Facsimile: (604) 688-4712

OTCBB Symbol: NEGY

October 22, 2003

NEWS RELEASE

The Company announces the resignation of Mr. Donald Sharpe

Nation Energy Inc. (the “Company”) announces that it has received Mr. Donald Sharpe’s resignation as President and Director of the Company effective October 20, 2003. The Company would like to thank Mr. Sharpe for his valuable contributions during his tenure and wishes him much success in his future endeavors.

Nation Energy Inc. is an exploration stage company focused on exploring potential oil and gas projects with a total of 16,020,000 shares issued and outstanding.

For more information contact:
John R. Hislop
(800) 400-3969
Nation Energy, Inc.
Suite 1100 – 609 West Hastings Street
Vancouver, BC CANADA V6B 4W4